Exhibit 99.6

                           Eaton Laboratories, Inc.

FOR IMMEDIATE RELEASE                           October 5, 2006
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For press and other inquiries contact:

Contact:
T. J. Jesky                                     500 N. Rainbow, Suite 300
                                                Las Vegas, Nevada 89107
                                                Phone: (702) 221-1953

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FOR IMMEDIATE RELEASE

October 5, 2006

Eaton Laboratories Announces Spin off of its Subsidiary

Las Vegas, Nevada - Eaton Laboratories, Inc. (OTC-BB: ETLB) announced today the spin off of its wholly owned subsidiary, IVPSA, Inc.

The Board of Directors for Eaton Laboratories announced the declaration of a special stock dividend through which Eaton Laboratories will spin off its wholly-owned subsidiary, IVPSA, Inc. a Nevada corporation to its own shareholders, in the same proportion as they own stock in Eaton Laboratories.

Record shareholders of Eaton Laboratories as of the close of business on October 11, 2006, will receive one (1) common share, par value $0.001, of IVPSA, Inc. common stock for every share of Eaton Laboratories common stock owned. The IVPSA stock dividend will be based on 10,873,750 shares of Eaton Laboratories common stock that are issued and outstanding as of the record date. Following the issuance of the stock dividend, IVPSA will have 10,873,750 common shares issued and outstanding. The stock dividend is payable on October 30, 2006.

Eaton Laboratories will retain no ownership in IVPSA, Inc. following the issuance of the stock dividend. Further, IVPSA will no longer be a subsidiary of Eaton Laboratories. IVPSA will be a non-reporting private company, that has yet to commence its operations, has no revenues and will be owned by the same shareholders of Eaton Laboratories.

About Eaton Laboratories, Inc.
------------------------------

Eaton Laboratories has been focusing its efforts to develop a proprietary
generic pharmaceutical product.   The Company currently has no revenues or
products.

Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.

CONTACT:  T. J. Jesky, Phone: (702) 221-1953

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